Exhibit 99.1

WILLIAM LYON HOMES REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

FULL YEAR HOMEBUILDING REVENUE OF $1.8 BILLION, HIGHEST IN THE HISTORY OF THE

COMPANY; 100 BASIS POINT IMPROVEMENT IN OPERATING MARGIN

FOURTH QUARTER HOMEBUILDING REVENUE OF $623.3 MILLION; GROSS MARGIN OF 18.9%;

PRE-TAX INCOME OF $62.2 MILLION

NEWPORT BEACH, CA— February 20, 2018 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its fourth quarter and year ended December 31, 2017.

2017 Fourth Quarter Highlights (Comparison to 2016 Fourth Quarter)

•	Pre-tax income of $62.2 million, up 54%

•	Net income available to common stockholders of $11.8 million, or $0.30 per diluted share

•	Excluding the impact of tax reform, adjusted net income available to common stockholders was $34.9 million, or $0.89 per diluted share

•	Home sales revenue of $623.3 million, up 32%

•	Homebuilding gross margin percentage of 18.9%

•	Homebuilding gross margin of $117.9 million, up 46%

•	Adjusted homebuilding gross margin percentage of 24.4%, up 280 basis points

•	New home deliveries of 1,058 homes, up 17%

•	Net new home orders of 672, up 19%

•	Dollar value of orders of $351.3 million, up 24%

•	Average sales price (ASP) of new homes delivered of $589,100, up 12%

•	Dollar value of homes in backlog of $433.0 million, up 5%

•	Units in backlog of 822, up 12%

•	Average sales locations of 80, up 1%

•	SG&A percentage of 9.2%, compared to 9.0%

•	Adjusted EBITDA of $95.8 million, up 52%

2017 Full Year Highlights (Comparison to 2016 Full Year)

•	Pre-tax income before extinguishment of debt of $142.5 million, up 39%

•	Net income available to common stockholders of $48.1 million, or $1.24 per diluted share

•	Adjusted net income available to common stockholders of $85.3 million, or $2.21 per diluted share, which:

•	excludes $14.1 million of loss from extinguishment of debt, net of income tax and

•	excludes the impact of tax reform of $23.1 million

•	Home sales revenue of $1,795.1 million, up 28%

•	Homebuilding gross margin percentage of 17.6%

•	Homebuilding gross margin of $316.5 million, up 32%

•	Adjusted homebuilding gross margin percentage of 23.2%, up 30 basis points

•	New home deliveries of 3,239 homes, up 16%

•	Net new home orders of 3,328, up 20%

•	Dollar value of orders of $1,783.4 million, up 28%

•	Average sales price (ASP) of new homes delivered of $554,200, up 10%

•	Average sales locations of 84, up 14%

•	SG&A percentage of 9.8%, compared to 10.4%

•	Adjusted EBITDA of $243.7 million, up 30%

“We are extremely proud of our 2017 results, which was a year of continued growth, as we delivered 3,239 homes and achieved homebuilding revenues of $1.8 billion, up 16% and 28%, respectively, and a Company record for homebuilding revenues. Our fourth quarter of 2017 represented another strong quarter, with homebuilding revenues of $623.3 million, up 32%, new home deliveries of 1,058 homes, up 17%, average sales price of $589,100, up 12%, and the dollar value of orders of $351.3 million, up 24%,” said Matthew R. Zaist, President and Chief Executive Officer.

Mr. Zaist continued, “As we expected, the fourth quarter proved to be a continuation of our improvements in our GAAP homebuilding gross margins, which were 18.9%, an increase of 80 basis points above the third quarter of 2017, 240 basis points above the second quarter of 2017 and 190 basis points year-over-year. Our fourth quarter results included operating margin improvement of 150 basis points year-over-year, which is a testament to improving our operating discipline around land acquisition and cost control, as well as the strength of our Western markets.”

“In addition, we are extremely pleased with our balance sheet, ending the year with total liquidity of approximately $344.9 million, which includes cash of $182.7 million and availability under our revolving credit facility of $162.2 million, and net debt to capital of 49.6%.”

This morning, the Company also announced in a separate press release that it has entered into definitive agreements to acquire RSI Communities, a Southern California and Texas based homebuilder, along with three related real estate assets, with approximately 11,000 lots owned and controlled as of December 31, 2017. Assuming the RSI acquisition closes in March, on a combined basis, the Company currently expects its results for the full year 2018 to include deliveries of approximately 4,400 to 4,750 units, home sales revenue of approximately $2.2 billion to $2.3 billion, and expects community count by year-end 2018 of approximately 125 active selling communities.

Operating Results

Home sales revenue for the fourth quarter of 2017 was $623.3 million, as compared to $473.2 million in the year-ago period, an increase of 32%. The increase was driven by a 17% increase in deliveries to 1,058 homes, compared to 902 in the fourth quarter of 2016, combined with an increase in the average sales price of homes delivered to $589,100, up 12% from the prior year.

The dollar value of orders for the fourth quarter of 2017 was $351.3 million, an increase of 24%, from $284.1 million in the year-ago period. Net new home orders for the quarter were 672, up 19% from 564 in the fourth quarter of 2016. The overall increase in net new home orders was driven by a 17% increase in the monthly absorption rate from 2.4 sales per community in the year-ago period to 2.8 sales per community in the current period.

The dollar value of homes in backlog was $433.0 million as of December 31, 2017, an increase of 5% compared to $410.7 million as of December 31, 2016. The increase was driven by a 12% increase in units in backlog to 822 from 733 in the year-ago period.

Homebuilding gross margin percentage for homes closed during the fourth quarter of 2017 was 18.9%, up from 17.0% gross margin percentage in the year-ago period and 18.1% in the third quarter of 2017. Adjusted homebuilding gross margin percentage for the quarter was 24.4%, up from 21.6% adjusted gross margin percentage in the prior year period and 23.6% in the third quarter of 2017.

Sales and marketing expense was 4.5% of homebuilding revenue during the fourth quarter of 2017 and 2016, and general and administrative expenses slightly increased to 4.7% of homebuilding revenue, compared to 4.5% in the year-ago quarter.

The recently enacted tax reform laws led to a one-time charge in the fourth quarter of $23.1 million, related to the revaluation of our net deferred tax asset at the lower corporate tax rate, which is included in provision for income taxes in the accompanying income statement. The Company’s effective tax rate was 52.1% for the full year 2017, excluding such impact, the Company’s effective tax rate was 33.0%.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $182.7 million, real estate inventories totaled $1.7 billion, total assets were $2.1 billion and total equity was $860.6 million. Total debt to book capitalization was 54.5%, and net debt to total capital (net of cash) was 49.6% at December 31, 2017, compared to 58.6% and 57.6% at December 31, 2016, respectively.

Conference Call

The Company will host a conference call to discuss these results, as well as the pending RSI Communities acquisition, today, Tuesday, February 20, 2018 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #7289339, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through February 28, 2018 by dialing (855) 859-2056 or (404) 537-3406, conference ID #7289339. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland and Seattle. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 102,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the first quarter of 2018 and full year 2018, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies, land acquisition spending, the consummation of the proposed transaction with RSI Communities, (“RSI Communities”) and the anticipated benefits to be realized therefrom, the anticipated financing for the proposed RSI Communities transaction and the anticipated financial or operational performance resulting from the proposed RSI Communities transaction, and estimated new home deliveries, home sales revenue and community count on a combined Company basis. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the Company’s ability to successfully integrate RSI Communities’ homebuilding operations with its existing operations; any adverse effect on the Company’s, or RSI Communities’, business operations before or after the completion of the proposed acquisition, adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (“TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including pursuant to the TCJA; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; terrorism or other hostilities involving the United States and other geopolitical risks; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
Operating revenue
Home sales	$623,283	$473,221
Construction services	1,360	27

	624,643	473,248

Operating costs
Cost of sales — homes	(505,337)	(392,632)
Construction services	(1,276)	(27)
Sales and marketing	(28,302)	(21,158)
General and administrative	(28,759)	(21,519)
Other	(726)	269

	(564,400)	(435,067)

Operating income	60,243	38,181
Equity in income of unconsolidated joint ventures	1,039	1,796
Other income, net	907	440

Income before provision for income taxes	62,189	40,417
Provision for income taxes	(45,453)	(13,991)

Net income	16,736	26,426
Less: Net income attributable to noncontrolling interests	(4,973)	(3,374)

Net income available to common stockholders	$11,763	$23,052

Income per common share:
Basic	$0.32	$0.63
Diluted	$0.30	$0.60
Weighted average common shares outstanding:
Basic	37,138,041	36,818,513
Diluted	39,025,559	38,740,148

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Year Ended December 31, 2017	Year Ended December 31, 2016
Operating revenue
Home sales	$1,795,074	$1,402,203
Construction services	1,454	3,837

	1,796,528	1,406,040

Operating costs
Cost of sales — homes	(1,478,549)	(1,162,337)
Construction services	(1,317)	(3,485)
Sales and marketing	(86,226)	(72,509)
General and administrative	(90,206)	(73,398)
Other	(2,274)	(343)

	(1,658,572)	(1,312,072)

Operating income	137,956	93,968
Equity in income of unconsolidated joint ventures	3,661	5,606
Other income, net	895	3,243

Income before extinguishment of debt	142,512	102,817
Loss on extinguishment of debt	(21,828)	—

Income before provision for income taxes	120,684	102,817
Provision for income taxes	(62,933)	(34,850)

Net income	57,751	67,967
Less: Net income attributable to noncontrolling interests	(9,616)	(8,271)

Net income available to common stockholders	$48,135	$59,696

Income per common share:
Basic	$1.30	$1.62
Diluted	$1.24	$1.55
Weighted average common shares outstanding:
Basic	37,040,137	36,764,799
Diluted	38,663,667	38,474,900

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$182,710	$42,612
Receivables	10,223	9,538
Escrow proceeds receivable	3,319	85
Real estate inventories	1,699,850	1,771,998
Investment in unconsolidated joint ventures	7,867	7,282
Goodwill	66,902	66,902
Intangibles, net of accumulated amortization of $4,640 as of December 31, 2017 and December 31, 2016	6,700	6,700
Deferred income taxes	47,915	75,751
Lease right-of-use assets	14,454	13,129
Other assets, net	21,164	17,283

Total assets	$2,061,104	$2,011,280

LIABILITIES AND EQUITY
Accounts payable	$58,799	$74,282
Accrued expenses	111,491	92,919
Revolving credit facility	—	29,000
Land notes payable	589	24,692
Joint venture notes payable	93,926	102,076
Subordinated amortizing notes	—	7,225
5 3/4% Senior Notes due April 15, 2019	149,362	148,826
8 1/2% Senior Notes due November 15, 2020	—	422,817
7% Senior Notes due August 15, 2022	346,740	346,014
5 7/8% Senior Notes due January 31, 2025	439,567	—

	1,200,474	1,247,851

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2017 and December 31, 2016	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 34,267,510 and 28,909,781 shares issued, 33,135,650 and 27,907,724 shares outstanding at December 31, 2017 and December 31, 2016, respectively	344	290
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 4,817,394 and 3,813,884 shares issued and outstanding at December 31, 2017 and 2016, respectively	48	38
Additional paid-in capital	454,286	419,099
Retained earnings	325,794	277,659

Total William Lyon Homes stockholders’ equity	780,472	697,086
Noncontrolling interests	80,158	66,343

Total equity	860,630	763,429

Total liabilities and equity	$2,061,104	$2,011,280

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2017	2016
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,058	902	17%

Home sales revenue	$623,283	$473,221	32%
Cost of sales (excluding interest and purchase accounting adjustments)	(471,394)	(371,169)	27%

Adjusted homebuilding gross margin (2)	$151,889	$102,052	49%

Adjusted homebuilding gross margin percentage (2)	24.4%	21.6%	13%

Interest in cost of sales	(28,235)	(17,987)	57%
Purchase accounting adjustments	(5,708)	(3,476)	64%

Gross margin	$117,946	$80,589	46%

Gross margin percentage	18.9%	17.0%	11%

Number of homes closed
California	282	264	7%
Arizona	131	149	(12%)
Nevada	103	111	(7%)
Colorado	100	81	23%
Washington	224	64	250%
Oregon	218	233	(6%)

Total	1,058	902	17%

Average sales price of homes closed
California	$782,400	$700,600	12%
Arizona	304,100	272,200	12%
Nevada	707,800	565,000	25%
Colorado	473,100	526,500	(10%)
Washington	655,300	657,600	0%
Oregon	439,600	430,300	2%

Company Average	$589,100	$524,600	12%
Number of net new home orders
California	152	161	(6%)
Arizona	95	101	(6%)
Nevada	69	46	50%
Colorado	108	44	145%
Washington	123	59	108%
Oregon	125	153	(18%)

Total	672	564	19%

Average number of sales locations during period
California	22	24	(8%)
Arizona	6	9	(33%)
Nevada	13	11	18%
Colorado	17	11	55%
Washington	10	5	100%
Oregon	12	19	(37%)

Total	80	79	1%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Year Ended December 31,
	2017	2016
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	3,239	2,781	16%

Home sales revenue	$1,795,074	$1,402,203	28%
Cost of sales (excluding interest and purchase accounting adjustments)	(1,379,323)	(1,081,626)	28%

Adjusted homebuilding gross margin (2)	$415,751	$320,577	30%

Adjusted homebuilding gross margin percentage (2)	23.2%	22.9%	1%

Interest in cost of sales	(83,455)	(57,297)	46%
Purchase accounting adjustments	(15,771)	(23,414)	(33%)

Gross margin	$316,525	$239,866	32%

Gross margin percentage	17.6%	17.1%	3%

Number of homes closed
California	919	722	27%
Arizona	539	473	14%
Nevada	278	331	(16%)
Colorado	240	251	(4%)
Washington	516	289	79%
Oregon	747	715	4%

Total	3,239	2,781	16%

Average sales price of homes closed
California	$743,000	$679,200	9%
Arizona	294,100	266,300	10%
Nevada	634,400	579,200	10%
Colorado	518,600	512,100	1%
Washington	644,000	534,900	20%
Oregon	429,200	435,000	(1%)

Company Average	$554,200	$504,200	10%
Number of net new home orders
California	935	752	24%
Arizona	496	468	6%
Nevada	305	275	11%
Colorado	337	248	36%
Washington	555	297	87%
Oregon	700	735	(5%)

Total	3,328	2,775	20%

Average number of sales locations during period
California	23	20	15%
Arizona	7	8	(13%)
Nevada	13	12	8%
Colorado	15	10	50%
Washington	10	6	67%
Oregon	16	18	(11%)

Total	84	74	14%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of December 31,
	2017	2016
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
California	240	224	7%
Arizona	161	204	(21%)
Nevada	86	59	46%
Colorado	172	75	129%
Washington	91	52	75%
Oregon	72	119	(39%)

Total	822	733	12%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$167,938	$182,300	(8%)
Arizona	49,656	59,563	(17%)
Nevada	62,105	45,034	38%
Colorado	65,716	39,569	66%
Washington	55,583	34,789	60%
Oregon	32,014	49,420	(35%)

Total	$433,012	$410,675	5%

Lots owned and controlled at end of period
Lots owned
California	1,551	1,484	5%
Arizona	4,221	4,932	(14%)
Nevada	2,981	3,028	(2%)
Colorado	1,276	1,475	(13%)
Washington	1,334	1,367	(2%)
Oregon	1,893	1,340	41%

Total	13,256	13,626	(3%)

Lots controlled
California	1,051	971	8%
Arizona	—	—	N/M
Nevada	17	43	(60%)
Colorado	769	86	794%
Washington	849	1,036	(18%)
Oregon	1,494	2,096	(29%)

Total	4,180	4,232	(1%)

Total lots owned and controlled
California	2,602	2,455	6%
Arizona	4,221	4,932	(14%)
Nevada	2,998	3,071	(2%)
Colorado	2,045	1,561	31%
Washington	2,183	2,403	(9%)
Oregon	3,387	3,436	(1%)

Total	17,436	17,858	(2%)

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three	Three
	Months	Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net income available to common stockholders	$11,763	$23,052	$48,135	$59,696
Net income, adjusted for loss on extinguishment of debt, net of tax benefit and impact of tax reform change (3)	$34,889	$23,052	$85,337	$59,696
Net cash provided by operating activities	$190,444	$104,684	$167,454	$21,706
Interest incurred	$17,371	$21,106	$73,729	$83,218
Adjusted EBITDA (1)	$95,801	$63,226	$243,685	$188,121
Adjusted EBITDA Margin (2)	15.3%	13.4%	13.6%	13.4%
Ratio of adjusted EBITDA to interest incurred	5.5	3.0	3.3	2.3

Balance Sheet Data
	December 31,	December 31,
	2017	2016
Cash and cash equivalents	$182,710	$42,612

Total William Lyon Homes stockholders’ equity	780,472	697,086
Noncontrolling interests	80,158	66,343
Total debt	1,030,184	1,080,650

Total capital	$1,890,814	$1,844,079

Ratio of debt to total capital	54.5%	58.6%
Ratio of net debt to total capital (net of cash)	49.6%	57.6%

(1)	Adjusted EBITDA means net income available to common stockholders plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, (viii) equity in income of unconsolidated joint ventures, and (ix) loss on extinguishment of debt. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three	Three
	Months	Months	Year	Year
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net income available to common stockholders	$11,763	$23,052	$48,135	$59,696
Provision for income taxes	45,453	13,991	62,933	34,850
Interest expense
Interest incurred	17,371	21,106	73,729	83,218
Interest capitalized	(17,371)	(21,106)	(73,729)	(83,218)
Amortization of capitalized interest included in cost of sales	28,333	18,418	83,570	60,160
Stock based compensation	3,802	2,757	10,062	6,844
Depreciation and amortization	536	498	1,962	2,006
Non-cash purchase accounting adjustments	5,708	3,476	15,771	26,445
Cash distributions of income from unconsolidated joint ventures	1,245	2,830	3,085	3,726
Equity in income of unconsolidated joint ventures	(1,039)	(1,796)	(3,661)	(5,606)
Loss on extinguishment of debt	—	—	21,828	—

Adjusted EBITDA	$95,801	$63,226	$243,685	$188,121

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(3)	Adjusted net income means net income available to common stockholders plus the loss for the extinguishment of the 8.5% Senior Notes, net of the associated tax benefit, and income tax expense related to tax reform. Adjusted net income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted net income is presented herein because management believes the presentation of adjusted net income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted net income isolates the impact of the infrequent extinguishment fees and one-time deferred tax asset adjustment. Adjusted net income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income available to common stockholders to adjusted net income is provided in the following table:

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Net income available to common stockholders	$11,763	$48,135
Add: Loss on extinguishment of debt	—	21,828
Add: Impact of tax reform change	23,126	23,126
Less: Income tax benefit applicable to loss on extinguishment of debt	—	(7,752)

Net income, adjusted for loss on extinguishment of debt, net of tax benefit and impact of tax reform change	$34,889	$85,337

Diluted weighted average common shares outstanding	39,025,559	38,663,667
Adjusted net income excluding noncontrolling interest per diluted share	$0.89	$2.21